UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2007

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On July 19, 2007, Rainmaker Systems, Inc., a Delaware corporation (“Rainmaker”), entered into and closed a Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders of Qinteraction Limited, a Cayman Islands company, and James F. Bere, Jr. as representative of the shareholders. Qinteraction operates an offshore call center located in Manila, Philippines.

Under the terms of the Purchase Agreement, in exchange for all the outstanding shares of Qinteraction, Rainmaker paid at closing a total of $11.5 million, consisting of $7.0 million in cash and $4.5 million in Rainmaker common stock representing 559,284 shares based on the average closing stock price for the 5 days immediately preceding the closing. The agreement also provides for a potential additional payment at the end of twelve months based on the achievement of certain financial milestones for the period ending June 30, 2008.

Rainmaker will be filing a registration statement with the Securities and Exchange Commission within 80 days of the closing date of the Purchase Agreement for the shares issued to the shareholders of Qinteraction. Such shares are initially subject to a contractual prohibition of sale with shares available for sale from closing as follows: 241,890 shares will be available for public sale after 6 months, 292,226 shares will be available for public sale after one year, and 25,168 shares will be available for public sale after 15 months, subject to certain post-closing conditions and potential adjustments. In addition, the Purchase Agreement provides for 13.5% of the total consideration to be held in escrow, comprising $945,000 in cash and 75,503 shares. Two-thirds of the escrow will be available for release after 12 months and the remaining one-third after 15 months, subject to post-closing conditions, potential adjustments, and offsets.

A copy of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

In connection with the acquisition discussed in Item 1.01 and Item 2.01 of this Form 8-K, the shares of Rainmaker common stock issued to Qinteraction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act, Regulation D and Regulation S promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Section 7.01 – Regulation FD Disclosure

On July 23, 2007, Rainmaker has issued a press release reporting the aforementioned Purchase Agreement. A copy of Rainmaker’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Financial statements of Qinteraction Limited will be provided by amendment to this Current Report by October 4, 2007.

(b)	Pro forma financial information.

Pro forma financial information will be provided by amendment to this Current Report by October 4, 2007.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1 *	Stock Purchase Agreement, dated as of July 19, 2007, by and among Rainmaker Systems, Inc., Qinteraction Limited, and James F. Bere, Jr., as representative. Confidential treatment has been requested for certain portions of the referenced exhibit.

99.2	Press release issued July 23, 2007, announcing the Stock Purchase Agreement by and among Rainmaker Systems, Inc. and Qinteraction Limited

*	Certain exhibits and schedules to the Stock purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit to the Stock Purchase Agreement. In addition, confidential treatment has been requested from the SEC for certain portions of the referenced exhibit.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

July 24, 2007		/s/ Steve Valenzuela
Date		(Signature)
	By:	Steve Valenzuela
	Title:	Chief Financial Officer